Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Center Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statements No. 33-72176, No. 333-37436, and No. 333-37434 on Form S-8 and Registration
Statements No. 33-72178, No. 333-100884 and No. 333-100884 on Form S-3 of Center Bancorp, Inc. of our report dated February 27, 2004, relating to the consolidated statements of condition of Center Bancorp, Inc. and subsidiary as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is incorporated by reference in the December 31, 2003 Annual Report on Form 10-K of Center Bancorp, Inc.

Our report refers to Center Bancorp Inc.'s adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002.




                                            KPMG LLP

Short Hills, New Jersey
March 12, 2004




                         Center Bancorp Inc., Form 10-K